Exhibit A

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

401 NORTH STREET, ROOM 206

P.O.BOX 8722

HARRISBURG,PA 17105-8722

WWW.CORPORATIONS.PA.GOV

CF FUND II, LLC

THE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS IS HAPPY TO SEND YOU YOUR FILED DOCUMENT.THE BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE BUREAU,PLEASE VISIT OUR WEBSITE LOCATED WWW.CORPORATIONS.STATE.PA.US/Search/CorpSearch OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717)787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND /OR UCC FILINGS, PLEASE VISIT OUR ONLINE "SEARCHABLE DATABASE" LOCATED ON OUR WEBSITE.

ENTITY NUMBER : 6276645

Entity# : 6276645
Date Filed : 08/20/2015
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ Return Document by mail to:
Certificate of Organization
BELINDA SCHORY
PENNCORP SERVICE GROUP, INC.

Name
TCO150820MC0376
600 NORTH SECOND ST. 17941
PO BOX 1210
Address

HARRISBURG, PA 17102-1210
City	State	Zip Code

☑ Return document by email to: penncorp2@penncorp.net.

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $125

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):

CF FUND II, LLC

2.	The (a) address of the limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
(Complete (a) or (b) – not both)

(a) Number and Street	City	State	Zip	County
3440 LEHIGH STREET BOX 163	ALLENTOWN	PA	18103	LEHIGH

(b) Name of Commercial Registered Office Provider	County

c/o:

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):

Name	Address
Kevin Kim	90 Discovery, Irvine, CA 92618

2015 AUG 20 AM 9:54

     COMM OF PA

   DEPT OF STATE

DSCB: 15-8913-2

4.	Strike out if inapplicable term

A member's interest in the company is to be evidenced by a certificate of membership interest.

5.	Strike out if inapplicable:

Management of the company is vested in a manager or managers.

6.	The specified effective date, if any is:______________________________________________.

(MM/DD/YYYY and hour, if any)

7.	Strike out if inapplicable: ~~The company is a restricted professional company organized to render the following restricted professional service(s)~~:

8.	For additional provisions of the certificate, if any, attach an 8½ x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 19th day of August, 2015.

Signature

Signature

Signature